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  NUMBER                                                     SHARES

 CG 30156
                             COLONIAL GAS COMPANY
                        INCORPORATED UNDER THE LAWS OF
                       THE COMMONWEALTH OF MASSACHUSETTS    CUSIP 195674 10 6
                          Certificate for Shares of
                         Common Stock, $3.33 Par Value
THIS CERTIFICATE
 IS TRANSFERABLE                                             SEE REVERSE FOR
  IN BOSTON AND                                            CERTAIN DEFINITIONS
   NEW YORK





THIS CERTIFIES that



                                   SPECIMEN


is the owner of

 FULLY PAID AND NONASSESSABLE SHARES, $3.33 PAR VALUE, OF THE COMMON STOCK OF

Colonial Gas Company, transferable, so as to affect the rights of the Company, only by transfer recorded on the books of the Company, in person or by duly authorized attorney, and upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are received and held subject to the laws of The Commonwealth of Massachusetts, and to the Articles of Organization, and the By-Laws, of the Company, all as from time to time amended, and the owner of this certificate by accepting the same expressly assents thereto. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
  WITNESS the facsimile seal of Colonial Gas Company and the facsimile signatures of its duly authorized officers.

                     C E R T I F I C A T E  O F  S T O C K


DATED:


                              COLONIAL GAS COMPANY
/s/ Dennis W. Carroll            INCORPORATED       /s/ Frederic L. Putnam, III
      TREASURER                       1849                PRESIDENT AND CHIEF
                                                           EXECUTIVE OFFICER






                         COUNTERSIGNED AND REGISTERED:
                                THE FIRST NATIONAL BANK OF BOSTON
                                              TRANSFER AGENT AND REGISTRAR
                           BY


                                                   AUTHORIZED SIGNATURE.


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                             COLONIAL GAS COMPANY

  In addition to its Common Stock, $3.33 par value, the Company has an authorized class of (i) Class A Preferred Stock, $25.00 par value, and (ii) Class B Preferred Stock, $1.00 par value, issuable in series by the Board of Directors. The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN  -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- .................Custodian........................
                        (Cust)                    (Minor)
                        under Uniform  Gifts to Minors

                     Act..................................
                                 (State)

Additional abbreviations may also be used though not in the above list.

    For value received,_________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
 _________________________________________________
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________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________


________________________________________________________________________________


_________________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________________


________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.


Dated,__________________________________


                                   ____________________________________________

Signature(s) Guaranteed:

________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain
Rights as set forth in the Rights Agreement between Colonial Gas Company (the "Company") and The First National Bank of Boston (the "Rights Agent") dated as of December 1, 1993 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alternation or enlargement, or any change whatever.